SMITH & COMPANY
                          CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF:                                          CRANDALL BUILDING SUITE 700
AMERICAN INSTITUTE OF                                10 WEST 100 SOUTH
       CERTIFIED PUBLIC ACCOUNTANTS                  SALT LAKE CITY, UTAH 84101
UTAH ASSOCIATION OF                                  TELEPHONE: (801) 575-8297
       CERTIFIED PUBLIC ACCOUNTANTS                  FACSIMILE: (801) 575-8306


January 3, 1996


SECPS Letter File
U. S. Securities & Exchange Commission
Mail Stop 9-5
450 Fifth Street, Northwest
Washington, DC  20549

RE:      The Canton Industrial Corporation - SEC File No. I-9418

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K for The Canton Industrial Corporation dated January 3, 1996, and agree with the statements contained therein.

Very truly yours,

Smith & Company

By:  /s/ Richard N. Smith